Exhibit 99.1

NovaBay Pharmaceuticals Completes $11.8 Million Private Placement

EMERYVILLE, Calif. (August 2, 2016) - NovaBay® Pharmaceuticals, Inc. (NYSE MKT: NBY), a biopharmaceutical company focusing on commercializing prescription Avenova® lid and lash hygiene for the domestic eye care market, announces the closing of a $4.0 million tranche of a previously-announced private placement of common stock and warrants to accredited investors, bringing total proceeds to $11.791 million. The first tranche of the private placement with proceeds of $7.791 million was completed in May 2016.

In the two tranches, investors purchased an aggregate 6,173,299 shares of NovaBay common stock and warrants exercisable for 3,086,651 shares of NovaBay common stock at a purchase price of $1.91 per unit. The warrants have a four-year term from the date of issuance, an exercise price of $1.91 per share and are callable by NovaBay if the closing price of its common stock as reported by the NYSE MKT is $4.00 per share or greater for five consecutive trading days. Should all warrants be exercised, gross proceeds will total approximately $5.9 million, and the total amount raised in this financing will be nearly $18 million.

Investors participating in the private placement include current stockholders Mr. Jian Ping Fu and Pioneer Pharma (Singapore) Pte. Ltd. Pioneer Pharma (Singapore) Pte. Ltd., together with its affiliates, is NovaBay’s largest shareholder. China Kington Asset Management Co. Ltd. acted as the sole placement agent for the sales to Mr. Fu, Pioneer Pharma (Singapore) Pte. Ltd. and three other investors. NovaBay’s Chairman, President and CEO Mark M. Sieczkarek, as well as other accredited investors, also participated in the private placement.

“The NovaBay team is dedicated to increasing sales of Avenova and managing expenses to meet our goal of positive cash flow from operations by the end of 2016,” said Mr. Sieczkarek.

“We are fully committed to NovaBay as its long-term financial partner,” said Eric Wu, Partner and Senior Vice President of China Kington Asset Management. “We are excited about Avenova and the numerous benefits it brings to individuals afflicted with chronic blepharitis and dry eye. We also are highly supportive of management’s execution on innovative marketing and sales strategies aimed at increasing prescriptions and sales of Avenova.”

This press release does not constitute an offer of securities. These securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.  As part of the transaction, NovaBay filed a registration statement with the Securities and Exchange Commission specific to certain investors for purposes of registering the resale of a portion of (i) the shares of common stock sold to the investors, and (ii) the common stock issuable upon the exercise of the warrants.

About NovaBay Pharmaceuticals, Inc.: Going Beyond Antibiotics

NovaBay Pharmaceuticals is a biopharmaceutical company focusing on the commercialization of prescription Avenova® lid and lash hygiene for the eye care market. Avenova is formulated with Neutrox®, which is cleared by the U.S. Food and Drug Administration (FDA) as a 510(k) medical device. Neutrox is NovaBay’s pure hypochlorous acid. Laboratory tests show that hypochlorous acid has potent antimicrobial activity in solution yet is non-toxic to mammalian cells and also neutralizes bacterial toxins. Avenova is marketed to optometrists and ophthalmologists throughout the U.S. by NovaBay’s direct medical salesforce. It is accessible from more than 90% of retail pharmacies in the U.S. through agreements with McKesson Corporation, Cardinal Health and AmeriSource Bergen.

Forward-Looking Statements

This release contains forward-looking statements, which are based upon management's current expectations, assumptions, estimates, projections and beliefs. These statements include, but are not limited to, statements regarding the anticipated market acceptance of our products, future sales of our products, and the Company’s expected future financial results. Forward-looking statements in this release can be identified by the words “expect,” “believe,” and “approximately,” or variations of these words. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, risks and uncertainties relating to difficulties or delays in manufacturing, distributing, and selling the Company's products, unexpected adverse side effects or inadequate therapeutic efficacy of our product, the uncertainty of patent protection for the Company's intellectual property, and the Company's ability to obtain additional financing as necessary. Other risks relating to NovaBay’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this press release, are detailed in NovaBay's latest Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, especially under the heading "Risk Factors." The forward-looking statements in this release speak only as of this date, and NovaBay disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

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NovaBay Contacts

For NovaBay Avenova purchasing information, please contact:

Email us

Call us: 1-800-890-0329

www.Avenova.com

From the Company

Thomas J. Paulson

Chief Financial Officer

510-899-8809

Contact Tom

Investor Contact:

LHA

Jody Cain

310-691-7100

Jcain@lhai.com

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